Exhibit 99.1

The Arena Group Delivers Second Consecutive Profitable Quarter; Generates $7.2 Million in Income from Continuing Operations for Fourth Quarter of 2024

Athlon Sports’ Momentum Provides Blueprint for Scalable, Profitable Growth for Media Brands

Management Posts Video Reviewing Quarterly Results and Strategy

NEW YORK (BUSINESS WIRE) – The Arena Group Holdings, Inc. (NYSE American: AREN) (“Arena”), a technology platform and media company home to hundreds of media brands, including TheStreet, Parade Media (“Parade”), Men’s Journal, Surfer, Powder and Athlon Sports, today announced financial results for the three months ending December 31, 2024 (“Q4 2024”) and full year ended December 31, 2024 (“FY 2024”).

Financial Highlights for Q4 2024:

●	Quarterly revenue from continuing operations was $36.2 million, up 8% sequentially compared to Q3 2024.
●	Income from continuing operations was $7.2 million, or $0.15 per diluted share for Q4 2024, compared to $4.8 million, or $0.13 per diluted share in Q3 2024.
●	Adjusted EBITDA for Q4 2024 was $13.0 million compared to $11.1 million for Q3 2024.

Financial Highlights for fiscal year 2024:

●	Loss from continuing operations was $7.7 million in FY 2024 compared to $37.2 million in FY 2023.
●	Adjusted EBITDA was $27.0 million in FY 2024 compared to $13.2 million for FY 2023.

“In 2024, we built a strong foundation with Athlon Sports. This started with premium content, expanding our print products at newsstands and growing our social footprint,” said Paul Edmondson, CEO of Arena. “We then coupled this with what we call ‘competitive publishing’ to expand our reach.”

“Competitive publishing is a new model designed for 24/7 breaking news coverage where multiple talented teams compete. It’s proven to grow audiences, pay talent better and more fairly, and be profitable for The Arena Group. A true win win.” Edmondson continued, “We launched this model on Men’s Journal in Q1 2025, and at Parade and The Street at the start of Q2 2025. The results are very promising. We expect to be profitable in every quarter of 2025.”

Operational highlights

●	Athlon Sports: Audience traffic continues to grow substantially, increasing to 284M page views in Q4 2024 (up 20% vs Q3 2024, and 325% vs Q4 2023). The site averaged 94M page views a month in Q4 2024.
●	Parade: Digital traffic of Parade and Parade Pets also remained strong in Q4 2024 with more than 53M average monthly users and 74M average monthly page views (up 6% vs Q3 2024). It has balanced, diversified revenue as its performance marketing business and social media audience continue to grow.
●	The Street: The financial brand continues to reach a dedicated, high-net-worth, audience, delivering 36M average monthly page views in Q4 2024, up 1% vs Q3 2024.

Video Message:

Paul Edmondson, The Arena Group’s Chief Executive Officer, has posted a video reviewing Arena’s quarterly results and business strategy. The video addresses selected questions previously submitted by investors and other interested parties. It has been shared across Arena’s social media channels and is available HERE.

About The Arena Group

The Arena Group (NYSE American: AREN) is an innovative technology platform and media company with a proven cutting-edge playbook that transforms media brands. Our unified technology platform empowers creators and publishers with tools to publish and monetize their content, while also leveraging quality journalism of anchor brands like TheStreet, Parade, Men’s Journal and Athlon Sports to build their businesses. We aggregate content across a diverse portfolio of brands, reaching over 100 million users monthly. Visit us at thearenagroup.net and discover how we are revolutionizing the world of digital media.

The Arena Group Contact:

Steve Janisse, The Arena Group

404-574-9206

c-sjanisse@thearenagroup.net

The Arena Group Investor Contact:

Rob Fink

FNK IR

646-809-4048

aren@fnkir.com

Source: The Arena Group Holdings, Inc.

# # #

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	($ in thousands, excpet share data)
Revenue	$36,228	$44,144	$125,907	$143,630
Cost of revenue (includes amortization of platform development and developed technology for 2024 and 2023 of $5,988 and $8,782, respectively)	17,154	26,366	70,189	88,357
Gross profit	19,074	17,778	55,718	55,273
Operating expenses
Selling and marketing	2,222	5,090	12,548	24,263
General and administrative	5,683	8,267	30,399	43,783
Depreciation and amortization	899	1,027	3,704	4,243
Loss on impairment of assets	-	-	1,198	119
Loss on sale of assets	-	325	-	325
Total operating expenses	8,804	14,709	47,849	72,733
Income (loss) from operations	10,270	3,069	7,869	(17,460)
Other (expense) income
Change in valuation of contingent consideration	-	(541)	(313)	(1,010)
Interest expense, net	(2,921)	(4,740)	(14,668)	(17,965)
Liquidated damages	(77)	(128)	(306)	(583)
Total other expense	(2,998)	(5,409)	(15,287)	(19,558)
Income (loss) before income taxes	7,272	(2,340)	(7,418)	(37,018)
Income tax provision	(132)	(52)	(249)	(197)
Income (loss) from continuing operations	7,140	(2,392)	(7,667)	(37,215)
Loss from discontinued operations, net of tax	(282)	(3,163)	(93,043)	(18,367)
Net income (loss)	$6,858	$(5,555)	$(100,710)	$(55,582)
Basic and diluted net income (loss) per common share:
Continuing operations	$0.15	$(0.10)	$(0.22)	$(1.67)
Discontinued operations	(0.01)	(0.13)	(2.63)	(0.82)
Basic and diluted net income (loss) per common share	$0.14	$(0.23)	$(2.85)	$(2.49)
Weighted average number of common shares outstanding – basic and diluted	47,437,158	24,414,979	35,405,336	22,323,763

THE ARENA GROUP HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	Years Ended December 31,
	2024	2023
	($ in thousands, excpet share data)
Assets
Current assets:
Cash and cash equivalents	$4,362	$9,284
Accounts receivables, net	31,115	31,676
Prepayments and other current assets	4,757	5,791
Current assets from discontinued operations	-	43,648
Total current assets	40,234	90,399
Property and equipment, net	148	328
Operating lease right-of-use assets	2,340	176
Platform development, net	8,115	8,723
Acquired and other intangible assets, net	22,789	27,457
Other long term assets	151	1,003
Goodwill	42,575	42,575
Noncurrent assets from discontinued operations	-	18,217
Total assets	$116,352	$188,878
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	4,844	7,803
Accrued expenses and other	10,990	28,903
Line of credit	-	19,609
Unearned revenue	6,349	16,938
Subscription refund liability	430	46
Operating lease liability, current portion	254	358
Contingent consideration	-	1,571
Liquidating damages payable	3,230	2,924
Bridge notes	-	7,887
Debt	-	102,309
Current liabilities from discontinued operations	96,159	47,673
Total current liabilities	122,256	236,021
Unreaned revenue, net of current portion	403	542
Operating lease liability, net of current portion	1,964	-
Other long-term liabilities	-	406
Deferred tax liabilities	802	599
Simplify loan	10,651	-
Debt	110,436	-
Noncurrent liabilities from discontinued operations	-	10,137
Total liabilities	246,512	247,705
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168; Series G shares issued and outstanding: 168; common shares issuable upon conversion: 8,582 at December 31, 2024 and December 31, 2023	168	168
Total mezzanine equity	168	168
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 47,556,267 and 23,836,706 shares at December 31, 2024 and December 31, 2023, respectively	475	237
Additional paid-in capital	348,560	319,421
Accumulated deficit	(479,363)	(378,653)
Total stockholders’ deficiency	(130,328)	(58,995)
Total liabilities, mezzanine equity and stockholders’ deficiency	$116,352	$188,878

Use of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain items that are noncash in nature or not related to our core business operations. We calculate Adjusted EBITDA as net income (loss) as adjusted for loss from discontinued operations, with additional adjustments for (i) interest expense (net), (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in valuation of contingent consideration, (vi) liquidated damages, (vii) loss on impairment of assets, (viii) loss on sale of assets; (ix) employee retention credit, (x) employee restructuring payments, and (xi) professional and vendor fees. Our non-GAAP measure may not be comparable to similarly titled measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP measure as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. Some of the limitations are that our presentation of Adjusted EBITDA:

●	does not reflect interest expense and financing fees, or the cash required to service our debt, which reduces cash available to us;
●	does not reflect income tax provision or benefit, which is a noncash income or expense;
●	does not reflect depreciation and amortization expense and, although this is a noncash expense, the assets being depreciated may have to be replaced in the future, increasing our cash requirements;
●	does not reflect stock-based compensation and, therefore, does not include all of our compensation costs;
●	does not reflect the change in valuation of contingent consideration and, although this is a noncash income or expense, the change in the valuations each reporting period are not impacted by our actual business operations but is instead strongly tied to the change in the market value of our common stock;
●	does not reflect liquidated damages and, therefore, does not include future cash requirements if we repay the liquidated damages in cash instead of shares of our common stock (which the investor would need to agree to);
●	does not reflect any losses from the impairment of assets, which is a noncash operating expense;
●	does not reflect any losses from the sale of assets, which is a noncash operating expense
●	does not reflect the employee retention credits recorded by us for payroll related tax credits under the CARES Act;
●	does not reflect payments related to employee severance and employee restructuring changes for our former executives;

●	does not reflect the professional and vendor fees incurred by us for services provided by consultants, accountants, lawyers, and other vendors, which services were related to certain types of events that are not reflective of our business operations; and
●	may not reflect proper non direct cost allocations.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Q1		Q2		Q3		Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Net income (loss)	$(103,358)	$(19,377)	$(8,187)	$(19,484)	$3,956	$(11,166)	$6,879	$(5,555)	$(100,710)	$(55,582)
Net loss from discontinued operations	90,638	4,853	1,249	7,957	822	2,394	334	3,163	93,043	18,367
Net income (loss) from continued operations	(12,720)	(14,524)	(6,938)	(11,527)	4,778	(8,772)	7,213	(2,392)	(7,667)	(37,215)
Add:
Interest expense (net)	4,339	4,182	4,249	5,001	3,159	4,042	2,921	4,740	14,668	17,965
Income taxes	41	7	35	86	40	52	133	52	249	197
Depreciation ad amortization	2,536	3,465	2,420	3,388	2,379	3,246	2,357	2,926	9,692	13,025
Stock-based compensation	913	6,237	499	5,118	732	3,762	281	1,175	2,425	16,292
Change in valuation of contingent consideration	313	499	-	(90)	-	60	-	541	313	1,010
Liquidated damages	76	127	76	177	77	151	77	128	306	583
Loss on impairment of assets	1,198	119	-	-	-	-	-	-	1,198	119
Loss on sale of assets	-	-	-	-	-	-	-	325	-	325
Employee retention credit	-	(3,890)	-	-	-	-	-	-	-	(3,890)
Employee restructuring payments	2,456	1,675	3,328	973	(8)	605	-	317	5,776	3,570
Professional and vendor fees	-	-	-	-		-	-	1,194	-	1,194
Adjusted EBITDA	$(848)	$(2,103)	$3,669	$3,126	$11,157	$3,146	$12,982	$9,006	$26,960	$13,175

Forward-Looking Statements

This Press Release of The Arena Group Holdings, Inc. (the “Company,” “we,” “our,” and “us”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning our business strategy, future revenues and profitability, cost reductions, market growth, capital requirements, product introductions, expansion plans and the adequacy of our funding and our ability to alleviate the conditions that raise substantial doubt about our ability to continue as a going concern (as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 15, 2025 (the “2024 10-K”)). Other statements contained in this Press Release that are not historical facts are also forward-looking statements. We have tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and other stylistic variants denoting forward-looking statements.

We caution investors that any forward-looking statements presented in this Press Release, or that we may make orally or in writing from time to time, are based on information currently available, as well as our beliefs and assumptions. The actual outcome related to forward-looking statements will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. We detail other risks in our public filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A, Risk Factors, in the 2024 10-K. The discussion in this Press Release should be read in conjunction with the consolidated financial statements and notes thereto included in Part II, Item 8 of the 2024 10-K.

This Press Release and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Press Release except as may be required by law.

Contacts

The Arena Group Contact:
Steve Janisse, The Arena Group
404-574-9206
c-sjanisse@thearenagroup.net

The Arena Group Investor Contact:
Rob Fink
FNK IR
646-809-4048
aren@fnkir.com